Exhibit 99.1

Pixelworks Reports Fourth Quarter 2016 Financial Results

SAN JOSE, Calif., February 2, 2017 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology, today announced financial results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter Highlights

•	Increased revenue 19% year over year and 17% sequentially to $16.0 million

•	Achieved GAAP net income of $0.01 and non-GAAP net income of $0.04, per diluted share

•	Generated positive cash flow from operations, with net cash balance of $19.6 million at quarter-end

For the fourth quarter 2016, revenue was $16.0 million, compared to $13.7 million in the prior quarter and $13.5 million in the fourth quarter of 2015. The increase in revenue was primarily driven by healthy demand for the Company’s chips sold into digital projection market as order patterns continued to normalize from the previous supply channel disruption.

On a GAAP basis, gross profit margin in the fourth quarter of 2016 was 53.2%, compared to 48.0% in the third quarter of 2016 and 50.6% in the fourth quarter of 2015. Fourth quarter 2016 GAAP operating expenses were $8.1 million, compared to $7.5 million in the previous quarter and $9.7 million in the fourth quarter of 2015.

For the fourth quarter of 2016, the Company recorded GAAP net income of $337,000, or $0.01 per diluted share, compared to a GAAP net loss of $1.2 million, or $0.04 per share, in the third quarter of 2016 and a GAAP net loss of $3.2 million, or $0.11 per share, in the fourth quarter of 2015.

On a non-GAAP basis, fourth quarter 2016 gross profit margin was 53.6%, compared to 48.6% in the third quarter of 2016 and 50.9% in the fourth quarter of 2015. Fourth quarter 2016 gross profit margin increased compared to the prior periods due to a more favorable sales mix and lower direct material cost, primarily for products sold into the digital projector market. Fourth quarter 2016 operating expenses on a non-GAAP basis were $7.3 million, compared to $6.8 million in the previous quarter and $8.8 million in the fourth quarter of 2015.

For the fourth quarter of 2016, the Company recorded non-GAAP net income of $1.2 million, or $0.04 per diluted share, compared to a non-GAAP net loss of $438,000, or $0.02 per share, in the third quarter of 2016 and non-GAAP net loss of $2.2 million, or $0.08 per share, in the fourth quarter of 2015. Adjusted EBITDA in the fourth quarter of 2016 was a positive $2.1 million, compared to a positive $670,000 in the previous quarter and a negative $941,000 in the fourth quarter of 2015.

President and CEO of Pixelworks, Todd DeBonis, commented, “Fourth quarter revenue increased 17% sequentially to $16 million, reaching the high-end of guidance and reflecting solid demand across the projector market. We also achieved profitability on both a GAAP and non-GAAP basis in the quarter - the first time in over three years. Finally, we significantly exceeded our stated goal earlier in the year to achieve cash flow breakeven by the fourth quarter, generating $3 million in cash from operations in the quarter.”

“These results demonstrate the considerable progress we’ve made over the last few quarters to transform our operating model and strengthen the Company’s fundamentals. Looking forward, we expect to achieve year-over-year revenue growth, excluding the anticipated EOL contribution, while also maintaining a goal of delivering profitability in 2017. We are now well positioned to capture additional share in the projector market, which continues to exhibit improving dynamics. In mobile, the efforts of our strengthened sales organization remains focused on driving incremental adoption of Pixelworks’ technology, including at targeted OEMs in Asia as well as across the broader mobile ecosystem.”

Business Outlook for the First Quarter of 2017

The Company’s expectations for the first quarter of 2017 include:

•
Revenue to be between $22 million and $23 million, including approximately $9.0 million of revenue related to End of Life (EOL) products with the run-rate projector business reflecting typical seasonality;

•	Gross profit margin of approximately 53% to 55% on both a GAAP basis and non-GAAP basis; and

•	Operating expenses of $9 million to $10 million on a GAAP basis and $8 million to $9 million on a non-GAAP basis.

The difference in estimated operating expenses on a GAAP basis, versus a non-GAAP basis, is stock-based compensation expense, of which a range between $0.5 million to $1.0 million is included on a GAAP basis. Stock-based compensation expense is excluded from the calculation of estimated operating expenses on a non-GAAP basis.

Conference Call Information

Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 54381421. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 9, 2017, and can be accessed by calling 855-859-2056 and using passcode 54381421.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The Company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which excludes restructuring charges, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, statements with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, statements made by Mr. DeBonis about the Company’s digital projection and mobile businesses, and statements with respect to the business outlook for the first quarter and the full year of 2017, including revenue, gross margin, operating expenses and profitability, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” “expect” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel; and risks related to our restructuring plan, including whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's forecasts and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or in the timeframe expected. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2015 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenue, net	$15,987	$13,656	$13,477	$53,390	$59,517
Cost of revenue (1)	7,483	7,099	6,663	28,322	30,224
Gross profit	8,504	6,557	6,814	25,068	29,293
Operating expenses:
Research and development (2)	4,415	4,442	6,076	19,036	24,644
Selling, general and administrative (3)	3,653	3,072	3,648	13,770	14,453
Restructuring	—	3	—	2,608	—
Total operating expenses	8,068	7,517	9,724	35,414	39,097
Income (loss) from operations	436	(960)	(2,910)	(10,346)	(9,804)
Interest expense and other, net	(101)	(99)	(129)	(406)	(446)
Income (loss) before income taxes	335	(1,059)	(3,039)	(10,752)	(10,250)
Provision (benefit) for income taxes	(2)	183	128	355	320
Net income (loss)	$337	$(1,242)	$(3,167)	$(11,107)	$(10,570)
Net income (loss) per share:
Basic	$0.01	$(0.04)	$(0.11)	$(0.39)	$(0.42)
Diluted	$0.01	$(0.04)	$(0.11)	$(0.39)	$(0.42)
Weighted average shares outstanding:
Basic	28,684	28,313	27,697	28,276	25,088
Diluted	30,244	28,313	27,697	28,276	25,088
——————
(1) Includes:
Stock-based compensation	$51	$49	$49	$190	$196
Restructuring	7	27	—	1,784	—
Additional amortization of non-cancelable prepaid royalty	—	—	—	—	(14)
(2) Includes stock-based compensation	378	401	485	1,600	1,927
(3) Includes stock-based compensation	377	334	397	872	1,798

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,504	$6,557	$6,814	$25,068	$29,293
Stock-based compensation	51	49	49	190	196
Restructuring	7	27	—	1,784	—
Additional amortization of non-cancelable prepaid royalty	—	—	—	—	(14)
Total reconciling items included in cost of revenue	58	76	49	1,974	182
Non-GAAP gross profit	$8,562	$6,633	$6,863	$27,042	$29,475
Non-GAAP gross profit margin	53.6%	48.6%	50.9%	50.6%	49.5%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$8,068	$7,517	$9,724	$35,414	$39,097
Reconciling item included in research and development:
Stock-based compensation	378	401	485	1,600	1,927
Reconciling item included in selling, general and administrative:
Stock-based compensation	377	334	397	872	1,798
Restructuring	—	3	—	2,608	—
Total reconciling items included in operating expenses	755	738	882	5,080	3,725
Non-GAAP operating expenses	$7,313	$6,779	$8,842	$30,334	$35,372
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$337	$(1,242)	$(3,167)	$(11,107)	$(10,570)
Reconciling items included in cost of revenue	58	76	49	1,974	182
Reconciling items included in operating expenses	755	738	882	5,080	3,725
Tax effect of non-GAAP adjustments	8	(10)	—	—	—
Non-GAAP net income (loss)	$1,158	$(438)	$(2,236)	$(4,053)	$(6,663)
Non-GAAP net income (loss) per share:
Basic	$0.04	$(0.02)	$(0.08)	$(0.14)	$(0.27)
Diluted	$0.04	$(0.02)	$(0.08)	$(0.14)	$(0.27)
Non-GAAP weighted average shares outstanding:
Basic	28,684	28,313	27,697	28,276	25,088
Diluted	30,244	28,313	27,697	28,276	25,088

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of restructuring expenses, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations which allows investors an alternative evaluation of underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally as an alternative evaluation of underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$337	$(1,242)	$(3,167)	$(11,107)	$(10,570)
Stock-based compensation	806	784	931	2,662	3,921
Restructuring	7	30	—	4,392	—
Additional amortization of non-cancelable prepaid royalty	—	—	—	—	(14)
Tax effect of non-GAAP adjustments	8	(10)	—	—	—
Non-GAAP net income (loss)	$1,158	$(438)	$(2,236)	$(4,053)	$(6,663)
EBITDA adjustments:
Depreciation and amortization	$828	$816	$1,038	$3,466	$4,263
Interest expense and other, net	101	99	129	406	446
Non-GAAP provision (benefit) for income taxes	(10)	193	128	355	320
Adjusted EBITDA	$2,077	$670	$(941)	$174	$(1,634)

* Adjusted EBITDA differs from GAAP net income (loss) due to the exclusion of restructuring expenses, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations which allows investors an alternative evaluation of underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$19,622	$26,591
Accounts receivable, net	3,118	5,988
Inventories	2,803	3,266
Prepaid expenses and other current assets	736	644
Total current assets	26,279	36,489
Property and equipment, net	3,793	6,543
Other assets, net	785	810
Total assets	$30,857	$43,842
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,734	$2,944
Accrued liabilities and current portion of long-term liabilities	7,860	8,528
Current portion of income taxes payable	140	221
Short-term line of credit	—	3,000
Total current liabilities	9,734	14,693
Long-term liabilities, net of current portion	194	831
Income taxes payable, net of current portion	1,880	1,942
Total liabilities	11,808	17,466
Shareholders’ equity	19,049	26,376
Total liabilities and shareholders’ equity	$30,857	$43,842

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com